Exhibit 32.2
Certification of Chief Financial Officer Required by Rule 13a-14(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Richard L. Mack, the Executive Vice President and Chief Financial Officer of The Mosaic Company, certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2015 of The Mosaic Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Mosaic Company.

February 19, 2016

/s/ Richard L. Mack
Richard L. Mack
Executive Vice President and Chief Financial Officer
The Mosaic Company